CARLYLE

Carlyle Reports Third Quarter 2025 Financial Results

OCTOBER 31, 2025

Carlyle Reports Third Quarter 2025 Financial Results

WASHINGTON, D.C. AND NEW YORK – October 31, 2025 – The Carlyle Group Inc. (NASDAQ: CG) today reported its unaudited results for the third quarter ended September 30, 2025.

U.S. GAAP Results

U.S. GAAP results for Q3 2025 included income before provision for income taxes of $86 million and a margin on income before provision for income taxes of 25.8%.

Dividend

The Board of Directors has declared a quarterly dividend of $0.35 per common share to holders of record at the close of business on November 10, 2025, payable on November 19, 2025.

Conference Call

Carlyle will host a conference call at 8:30 a.m. EDT on Friday, October 31, 2025, to discuss its third quarter financial results. The call will be available via public webcast from the Shareholders section of Carlyle's website at www.carlyle.com and a replay will be available on our website soon after the call's completion.

About Carlyle

Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across its business and conducts its operations through three business segments: Global Private Equity, Global Credit, and Carlyle AlpInvest. With $474 billion of assets under management as of September 30, 2025, Carlyle's purpose is to invest wisely and create value on behalf of its investors, portfolio companies, and the communities in which we live and invest. Carlyle employs more than 2,400 people in 27 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on X @OneCarlyle and LinkedIn at The Carlyle Group.

"Our strong third quarter results demonstrate continued execution of our strategic growth plan. We generated $17 billion of organic quarterly inflows, continued to scale strategic areas like Carlyle AlpInvest and Insurance Solutions, and raised significant capital across our Global Wealth platform. The combination of these growth engines gives us strong momentum through year end and into 2026, and positions Carlyle exceptionally well to exceed our updated 2025 financial targets."

HARVEY M. SCHWARTZ
Chief Executive Officer

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions and statements that are not historical facts, including our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, and our dividend policy. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described in this presentation and under the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission ("SEC") on February 27, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our other periodic filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.

This presentation does not constitute an offer for any Carlyle fund.

Contacts

INVESTOR RELATIONS

Daniel Harris
Phone: +1 (212) 813-4527
daniel.harris@carlyle.com

MEDIA

Brittany Bensaull
Phone: +1 (212) 813-4839
brittany.bensaull@carlyle.com

Kristen Ashton
Phone: +1 (212) 813-4763
kristen.ashton@carlyle.com

Third Quarter 2025
Financial Results

Carlyle Third Quarter 2025 U.S. GAAP Results

Net income attributable to The Carlyle Group Inc. common stockholders was $0.9 million for Q3 2025, or $0.00 per share on a diluted basis

(Dollars in millions, except per share amounts)	3Q'24	3Q'25	YTD 3Q'24	YTD 3Q'25
REVENUES				
Fund management fees	$ 532.7	$ 583.3	$ 1,590.7	$ 1,789.8
Incentive fees	38.7	51.4	96.2	135.1
Investment income (loss), including performance allocations	1,831.5	(519.0)	2,033.9	334.8
Revenue from consolidated entities	180.1	163.4	510.6	459.8
All other revenues	52.2	53.6	161.9	159.2
Total Revenues	**2,635.2**	**332.7**	**4,393.3**	**2,878.7**
EXPENSES				
Cash-based compensation and benefits	207.5	216.2	635.7	673.0
Equity-based compensation	121.6	90.7	355.1	287.1
Performance allocations and incentive fee related compensation	1,151.0	(324.6)	1,222.4	290.4
General, administrative and other expenses	176.6	180.7	512.2	559.8
Expenses from consolidated entities	162.0	177.3	438.7	461.6
Interest and other non-operating expenses	30.2	29.8	91.3	85.5
Total Expenses	**1,848.9**	**370.1**	**3,255.4**	**2,357.4**
Net investment income (loss) of consolidated funds	2.5	123.2	(9.6)	176.1
Income before provision (benefit) for income taxes[1]	**788.8**	**85.8**	**1,128.3**	**697.4**
Provision (benefit) for income taxes	173.1	(26.7)	264.5	98.2
Net income	615.7	112.5	863.8	599.2
Net income attributable to non-controlling interests	20.0	111.6	54.3	148.6
Net income attributable to The Carlyle Group Inc. Common Stockholders	**$ 595.7**	**$ 0.9**	**$ 809.5**	**$ 450.6**
Net income attributable to The Carlyle Group Inc. per common share:				
Basic	$ 1.67	$ 0.00	$ 2.26	$ 1.25
Diluted	$ 1.63	$ 0.00	$ 2.21	$ 1.22
Margin on income before provision (benefit) for income taxes[2]	29.9 %	25.8 %	25.7 %	24.2 %
Effective tax rate	21.9 %	(31.1)%	23.4 %	14.1 %
Net performance revenues[3]	$ 634.5	$ (282.1)	$ 604.3	$ (35.4)

- *Fund management fees increased 9% in 3Q'25 from the comparable period in 2024, primarily driven by the activation of fees in certain Global Private Equity funds and the impact of fundraising in Carlyle AlpInvest. Catch-up management fees in Carlyle AlpInvest totaled $31 million in 3Q'25, an increase of $24 million from the comparable period in 2024. These increases were partially offset by the impacts of step-downs in certain products in our Global Private Equity segment.*
- *Investment loss, including performance allocations, in 3Q'25 primarily reflects the reversal of unrealized performance allocations driven by market price decreases of certain public investments in our seventh U.S. buyout fund and our fifth Asia buyout fund, partially offset by the accrual of unrealized performance allocations driven by appreciation in our infrastructure & natural resources, opportunistic credit, and secondaries & portfolio finance funds. Investment income, including performance allocations, in 3Q'24 primarily reflects the accrual of unrealized performance allocations driven by appreciation in our carry fund portfolio, particularly in our U.S. buyout funds.*
- *Equity-based compensation decreased 25% in 3Q'25 from the comparable period in 2024, primarily attributable to lower amortization on performance-based stock awards, partially offset by additional equity awards granted in February 2025.*

Carlyle Third Quarter 2025 Highlights

Financial Measures	• Distributable Earnings ("DE") of $368 million for Q3 2025 on a pre-tax basis, or $0.96 per common share on a post-tax basis, and $1.3 billion, or $3.01 per common share YTD • Fee Related Earnings ("FRE") of $312 million for Q3 2025 and $946 million YTD • Realized Net Performance Revenues of $19 million for Q3 2025 and $234 million YTD • Net Accrued Performance Revenues of $2.6 billion as of September 30, 2025
Assets Under Management	• Total Assets Under Management: $474 billion, up 6% year-over-year • Fee-earning Assets Under Management: $332 billion, up 6% year-over-year • Perpetual Capital Fee-earning AUM: $108 billion, representing 33% of total Fee-earning AUM • Pending Fee-earning AUM: $19 billion, down 9% year-over-year • Available Capital for investment: $90 billion, up 6% year-over-year
Key Metrics	• Inflows: $16.9 billion in Q3 2025 and $58.7 billion for the LTM • Deployment: $11.8 billion in Q3 2025 and $55.2 billion for the LTM • Realized Proceeds (carry funds): $6.1 billion in Q3 2025 and $32.3 billion for the LTM • Appreciation (carry funds): 2% in Q3 2025 and 7% for the LTM
Capital Management	• Declared a quarterly dividend of $0.35 per common share, payable to shareholders of record as of November 10, 2025 • Repurchased or withheld 3.3 million shares of common stock in Q3 2025, including shares withheld in the net share settlement of equity awards, totaling $0.2 billion • As of September 30, 2025, $0.4 billion of repurchase capacity remained under our $1.4 billion repurchase authorization

Carlyle Third Quarter 2025 Total Segment Operating Results

(Dollars in millions, except per share amounts)	3Q'24	3Q'25	YTD 3Q'24	YTD 3Q'25
SEGMENT REVENUES				
Fund management fees	$ 526.5	$ 573.9	$ 1,567.6	$ 1,689.0
Transaction and portfolio advisory fees, net and other	27.4	32.3	83.0	158.1
Fee related performance revenues[1]	36.3	47.5	98.5	125.7
Total segment fee revenues	590.2	653.7	1,749.1	1,972.8
Realized performance revenues	275.9	61.7	830.2	676.6
Realized principal investment income	9.1	49.5	69.4	113.0
Interest income	19.8	17.6	58.2	47.3
Total Segment Revenues	**$ 895.0**	**$ 782.5**	**$ 2,706.9**	**$ 2,809.7**
SEGMENT EXPENSES				
Compensation and benefits				
Cash-based compensation and benefits	$ 207.6	$ 220.5	$ 627.2	$ 678.3
Realized performance revenues related compensation	185.3	42.6	541.9	442.4
Total compensation and benefits	392.9	263.1	1,169.1	1,120.7
General, administrative and other expenses	92.9	107.3	270.5	309.2
Depreciation and amortization expense	11.8	14.0	34.2	39.5
Interest expense	30.3	29.7	91.5	85.5
Total Segment Expenses	**$ 527.9**	**$ 414.1**	**$ 1,565.3**	**$ 1,554.9**
Total Segment Revenues	$ 895.0	$ 782.5	$ 2,706.9	$ 2,809.7
Total Segment Expenses	527.9	414.1	1,565.3	1,554.9
(=) Distributable Earnings	**$ 367.1**	**$ 368.4**	**$ 1,141.6**	**$ 1,254.8**
(-) Realized Net Performance Revenues	90.6	19.1	288.3	234.2
(-) Realized Principal Investment Income	9.1	49.5	69.4	113.0
(+) Net Interest	10.5	12.1	33.3	38.2
(=) Fee Related Earnings	**$ 277.9**	**$ 311.9**	**$ 817.2**	**$ 945.8**
After-tax Distributable Earnings per common share[2]	**$ 0.95**	**$ 0.96**	**$ 2.74**	**$ 3.01**
Dividend per common share[3]	**$ 0.35**	**$ 0.35**	**$ 1.05**	**$ 1.05**

(1) Fee related performance revenues are the realized portion of performance revenues that are measured and received on a recurring basis, are not dependent on the disposition of investments, and which are not at risk of giveback. The related compensation expense is included in cash-based compensation and benefits.

(2) A reconciliation of Distributable Earnings to After-tax Distributable Earnings per common share is provided on page 28.

(3) The Board of Directors has declared a quarterly dividend of $0.35 per common share to holders of record at the close of business on November 10, 2025, payable on November 19, 2025. See Notes at the end of the document for our Dividend Policy.

Distributable Earnings

- **Distributable Earnings** were $368 million in Q3 2025 and $1.3 billion YTD
- **Realized Net Performance Revenues** were $19 million in Q3 2025 and $234 million YTD
- **Realized Principal Investment Income** was $50 million in Q3 2025 and $113 million YTD

Quarterly Distributable Earnings

in millions, except per share amounts



$367
$384
$455
$431
$368
$278
$287
$311
$323
$312
3Q'24
4Q'24
1Q'25
2Q'25
3Q'25

	3Q'24	4Q'24	1Q'25	2Q'25	3Q'25
DE per Share	$0.95	$0.92	$1.14	$0.91	$0.96

Distributable Earnings

in millions, except per share amounts



$1,431
$1,526
$1,255
$859
$1,105
$946
2023
2024
YTD 3Q'25

	2023	2024	YTD 3Q'25
DE per Share	$3.24	$3.66	$3.01

■ Fee Related Earnings
■ Realized Net Performance Revenues, Realized Principal Investment Income, and Net Interest

Fee Related Earnings

- **Fee Related Earnings** of $312 million in Q3 2025 increased 12% compared to $278 million in Q3 2024. Fee Related Earnings of $946 million YTD increased by 16% from $817 million in the prior YTD period
- **FRE margin**[1] of 48% in Q3 2025 increased from 47% in Q3 2024. FRE margin was 48% YTD

Quarterly FRE and FRE Margin

dollars in millions



$278
47%
$287
44%
$311
48%
$323
48%
$312
48%
3Q'24
4Q'24
1Q'25
2Q'25
3Q'25

FRE and FRE Margin

dollars in millions



$859
37%
$1,105
46%
$946
48%
2023
2024
YTD 3Q'25

See notes at end of document.

Performance Revenues

- **Net Accrued Performance Revenues**[1] were $2.6 billion as of Q3 2025, down 8% from the prior quarter and down 4% from Q4 2024. The decrease from Q2 2025 primarily reflects the impact of market price decreases of certain public investments in our seventh U.S. buyout fund and fifth Asia buyout fund, partially offset by appreciation in our Carlyle AlpInvest and Global Credit carry funds
- **Realized Net Performance Revenues** were $19 million in Q3 2025, primarily driven by realizations in our third Japan buyout fund, our eighth U.S. real estate fund, and NGP's eleventh and twelfth energy funds*

Net Accrued Performance Revenues

dollars in millions



$2,738
$234
$126
$2,630
4Q'24
Realized Net Performance Revenues
Net Performance Revenues & Other[2]
3Q'25

($mn)	Net Accrued Performance Revenues 4Q'24	Net Accrued Performance Revenues 3Q'25	Realized Net Performance Revenues 3Q'25
Global Private Equity	$ 2,005	$ 1,705	$ 14
Corporate Private Equity	*1,442*	*1,295*	*7*
Real Estate	*131*	*96*	*3*
Infrastructure & Natural Resources	*432*	*314*	*3*
Global Credit	192	266	3
Carlyle AlpInvest	541	660	2
Total	**$ 2,738**	**$ 2,630**	**$ 19**

** Our investments in NGP (as defined herein) include equity interests in NGP Management, the general partners of certain carry funds advised by NGP, and principal investments in certain NGP funds. We do not control or advise the NGP funds.*

Total Assets Under Management

Total Assets Under Management[1] of $474 billion at September 30, 2025 increased 2% from the prior quarter. The increase in Q3 2025 was driven by a 6% increase in Carlyle AlpInvest AUM and a 3% increase in Global Credit AUM. Total Assets Under Management was up 6% from one year ago, driven by a 22% increase in Carlyle AlpInvest AUM and a 7% increase in Global Credit AUM

Total AUM by Segment

in billions



YoY Change
$447
$474
6%
$84
$102
22%
$194
$208
7%
$169
$163
(3)%
3Q'24
3Q'25
Global Private Equity
Global Credit
Carlyle AlpInvest

	3Q'24	3Q'25
Available Capital[2]	*$85 billion*	*$90 billion*

Total AUM by Product Type

in billions



$91
$474BN
Total AUM
$87
$296
Carry Funds
Insurance Solutions
Credit & Other (non-carry funds)[3]

Performance Fee Eligible Assets Under Management

Performance Fee Eligible AUM[4] of $238 billion was up 1% quarter-over-quarter, primarily driven by inflows in our Carlyle AlpInvest funds and 2% appreciation across the carry fund portfolio, partially offset by realizations in our U.S. buyout funds. Performance Fee Eligible AUM was up 3% from $232 billion one year ago

Performance Fee Eligible AUM

in billions



$139
$28
$70
$238BN
Performance Fee Eligible AUM
Global Private Equity
Global Credit
Carlyle AlpInvest

Performance Fee Eligible Fair Value

in billions

In-Carry Ratio[5] 79%

down from 83% one year ago



$101
$72
$20
$15
$49
$48
$170
$134
Global Private Equity
Global Credit
Carlyle AlpInvest
Total
Performance Fee-Generating Fair Value
Eligible Fair Value not yet Generating Performance Fees

See notes at end of document. Totals may not sum due to rounding.

Fee-earning Assets Under Management

Fee-earning Assets Under Management[6] of $332 billion at September 30, 2025 were up 2% from the prior quarter, driven by a 7% increase in Carlyle AlpInvest and a 3% increase in Global Credit. Fee-earning Assets Under Management were up 6% from one year ago. **Pending FEAUM** of $19 billion increased from $18 billion in the prior quarter

FEAUM by Segment

in billions



YoY Change
$314
$332
6%
$51
$64
25%
$159
$167
5%
$104
$101
(2)%
3Q'24
3Q'25
Global Private Equity
Global Credit
Carlyle AlpInvest

Pending FEAUM[7]	$21 billion	$19 billion

Perpetual FEAUM[8]

in billions, 33% of Total FEAUM



$81
$108BN
$13 billion increase year-over-year
$7
$6
$14
Real Estate
Direct Lending
Insurance Solutions
Other

Key Metrics Activity

- **Inflows**[1] were $16.9 billion in Q3 2025, driven by our insurance solutions, U.S. and Europe structured credit, and asset-backed finance strategies in Global Credit, as well as our secondaries & portfolio finance, CAPS, and CAPM funds in Carlyle AlpInvest. Inflows of $58.7 billion for the LTM decreased 13% compared to the prior LTM period
- **Deployment**[2] was $11.8 billion in Q3 2025, led by activity across our Global Credit platform, notably in our U.S. and Europe structured credit, cross-platform, and direct lending strategies, as well as investments in our Carlyle AlpInvest secondaries & portfolio finance, CAPS, and CAPM funds. Deployment of $55.2 billion for the LTM increased 52% compared to the prior LTM period
- **Realized Proceeds** from carry funds were $6.1 billion in Q3 2025, driven by our Carlyle AlpInvest coinvestment and secondaries & portfolio finance funds, our U.S. buyout funds in GPE, and our opportunistic credit funds in Global Credit. Realized Proceeds of $32.3 billion for the LTM increased 36% compared to the prior LTM period
- **Carry Fund Appreciation** was 2% in Q3 2025 and 7% for the LTM

	INFLOWS			DEPLOYMENT			REALIZED PROCEEDS Carry Funds			APPRECIATION Carry Funds		
($bn)	QTD	YTD	LTM	QTD	YTD	LTM	QTD	YTD	LTM	QTD	YTD	LTM
Total	**$16.9**	**$44.5**	**$58.7**	**$11.8**	**$37.6**	**$55.2**	**$6.1**	**$22.3**	**$32.3**	**2%**	**5%**	**7%**
Global Private Equity	$0.6	$6.2	$8.5	$1.6	$7.3	$11.0	$2.3	$12.4	$19.1	1%	4%	5%
Corporate Private Equity	$0.2	$1.6	$2.8	$0.8	$4.3	$7.0	$1.1	$7.2	$12.8	—%	3%	4%
Real Estate	$0.4	$3.3	$4.4	$0.6	$1.5	$2.3	$0.5	$1.0	$1.6	1%	3%	4%
Infrastructure & Natural Resources	$0.1	$1.3	$1.3	$0.3	$1.5	$1.8	$0.6	$4.2	$4.8	5%	12%	12%
Global Credit	$9.9	$22.9	$30.9	$7.4	$21.6	$31.5	$1.2	$3.8	$5.1	4%	12%	16%
Carlyle AlpInvest	$6.3	$15.4	$19.2	$2.8	$8.8	$12.7	$2.6	$6.1	$8.0	2%	5%	8%

Segment Highlights

Global Private Equity

- **Total AUM** was $163 billion as of September 30, 2025, down 1% from the prior quarter, as realizations in Q3 2025 more than offset **Inflows** of $0.6 billion and portfolio appreciation. Inflows in Q3 2025 were led by fundraising in our U.S. real estate funds. Total AUM decreased 3% from the prior year, driven by LTM realizations of $19.1 billion
- **Deployment** was $1.6 billion in Q3 2025 and $11.0 billion for the LTM. Notable Q3 2025 transactions included Quantum Leap (CP VIII), TRYT Inc. (CJP V), and Ingentis (CETP V)
- **Realized Proceeds** totaled $2.3 billion in Q3 2025 and $19.1 billion for the LTM. Notable Q3 2025 transactions included NEOGOV (CP VII), Yes Bank Limited (CAP V), and Orion Breweries, Ltd. (CJP III)

$124BN	*Fair Value*
$40BN	*Available Capital*
7%	*Publicly Traded*
52%	*Aged 4+ Years[1]*


$23
$36
$163BN
Total AUM
$105
Corporate Private Equity
Real Estate
Infrastructure & Natural Resources

(Dollars in millions)	3Q'24	3Q'25	YTD 3Q'24	YTD 3Q'25
Fund management fees	$ 298.6	$ 295.0	$ 908.4	$ 880.4
Transaction and portfolio advisory fees, net and other	5.9	6.5	16.8	27.9
Fee related performance revenues	—	—	6.9	—
Fee Revenues	**$ 304.5**	**$ 301.5**	**$ 932.1**	**$ 908.3**
Cash-based compensation and benefits	101.1	97.4	314.3	306.5
General, administration and other indirect expenses	48.5	56.2	137.3	155.2
Depreciation and amortization expense	6.7	7.6	19.6	21.5
Operating Expenses	**$ 156.3**	**$ 161.2**	**$ 471.2**	**$ 483.2**
(=) Fee Related Earnings	**$ 148.2**	**$ 140.3**	**$ 460.9**	**$ 425.1**
(+) Realized Performance Revenues	225.2	38.0	728.7	599.8
(-) Realized Performance Revenues Related Compensation	141.5	24.2	457.2	385.5
Realized Net Performance Revenues	83.7	13.8	271.5	214.3
(+) Realized Principal Investment Income (Loss)	10.0	(0.4)	35.7	27.1
(-) Net Interest	6.4	6.9	20.4	22.2
(=) Distributable Earnings	**$ 235.5**	**$ 146.8**	**$ 747.7**	**$ 644.3**

See notes at end of document. Totals may not sum due to rounding.

Global Credit

- **Total AUM** was $208 billion as of September 30, 2025, up 3% from the prior quarter, as **Inflows** of $9.9 billion and market activity more than offset outflows. Inflows in Q3 2025 were driven by our insurance solutions, U.S. and Europe structured credit, and asset-backed finance strategies. Total AUM increased 7% from one year ago, including $30.9 billion of Inflows in the LTM
- **Deployment** was $7.4 billion in Q3 2025 and $31.5 billion for the LTM. Q3 2025 activity was driven by our U.S. and Europe structured credit strategies, including the closing of two U.S. and two Euro CLOs, as well as our cross-platform and direct lending strategies
- **Realized Principal Investment Income** in Q3 2025 reflects dividends received related to our indirect investment in Fortitude

$190BN
Fair Value

$19BN
Available Capital



$72
$87
$208BN
Total AUM
$49
Insurance Solutions[2]
Private Credit
Liquid Credit

(Dollars in millions)	3Q'24	3Q'25	YTD 3Q'24	YTD 3Q'25
Fund management fees	$ 142.8	$ 146.5	$ 420.5	$ 456.1
Transaction and portfolio advisory fees, net and other	21.4	25.6	66.0	130.0
Fee related performance revenues	29.0	28.6	81.2	86.0
Fee Revenues	**$ 193.2**	**$ 200.7**	**$ 567.7**	**$ 672.1**
Cash-based compensation and benefits	76.5	83.8	227.3	261.0
General, administration and other indirect expenses	31.2	28.5	96.1	99.7
Depreciation and amortization expense	3.3	4.3	9.6	12.0
Operating Expenses	**$ 111.0**	**$ 116.6**	**$ 333.0**	**$ 372.7**
(=) Fee Related Earnings	**$ 82.2**	**$ 84.1**	**$ 234.7**	**$ 299.4**
(+) Realized Performance Revenues	11.5	8.2	19.0	26.6
(-) Realized Performance Revenues Related Compensation	6.9	4.7	11.5	15.7
Realized Net Performance Revenues	4.6	3.5	7.5	10.9
(+) Realized Principal Investment Income (Loss)	(2.8)	42.8	30.2	60.3
(-) Net Interest	3.5	4.0	10.0	12.8
(=) Distributable Earnings	**$ 80.5**	**$ 126.4**	**$ 262.4**	**$ 357.8**

Carlyle AlpInvest

- **Total AUM** was $102 billion as of September 30, 2025, a 6% increase from the prior quarter, as **Inflows** of $6.3 billion in Q3 2025 and 2% segment appreciation exceeded outflows for the period. Inflows in Q3 2025 reflected fundraising across the segment, notably in our secondaries & portfolio finance, CAPS, and CAPM funds. Total AUM increased 22% from one year ago, including LTM Inflows of $19.2 billion
- **Deployment** was $2.8 billion in Q3 2025 and $12.7 billion for the LTM. Deployment in Q3 2025 was driven primarily by our secondaries & portfolio finance, CAPS, and CAPM funds
- **Realized Proceeds** totaled $2.6 billion in Q3 2025 and $8.0 billion for the LTM
- **Net Accrued Performance Revenues** reached $660 million as of Q3 2025, a 19% increase from $555 million as of Q3 2024

$70BN
Fair Value

$32BN
Available Capital



$31
$46
$25
$102BN
Total AUM
Secondaries & Portfolio Finance
Primary & Other[3]
Co-Investments

(Dollars in millions)	3Q'24	3Q'25	YTD 3Q'24	YTD 3Q'25
Fund management fees	$ 85.1	$ 132.4	$ 238.7	$ 352.5
Transaction and portfolio advisory fees, net and other	0.1	0.2	0.2	0.2
Fee related performance revenues	7.3	18.9	10.4	39.7
Fee Revenues	**$ 92.5**	**$ 151.5**	**$ 249.3**	**$ 392.4**
Cash-based compensation and benefits	30.0	39.3	85.6	110.8
General, administration and other indirect expenses	13.2	22.6	37.1	54.3
Depreciation and amortization expense	1.8	2.1	5.0	6.0
Operating Expenses	**$ 45.0**	**$ 64.0**	**$ 127.7**	**$ 171.1**
(=) Fee Related Earnings	**$ 47.5**	**$ 87.5**	**$ 121.6**	**$ 221.3**
(+) Realized Performance Revenues	39.2	15.5	82.5	50.2
(-) Realized Performance Revenues Related Compensation	36.9	13.7	73.2	41.2
Realized Net Performance Revenues	2.3	1.8	9.3	9.0
(+) Realized Principal Investment Income (Loss)	1.9	7.1	3.5	25.6
(-) Net Interest	0.6	1.2	2.9	3.2
(=) Distributable Earnings	**$ 51.1**	**$ 95.2**	**$ 131.5**	**$ 252.7**

Supplemental Details

Carlyle Third Quarter 2025 Total Segment Results

(Dollars in millions, except per share amounts)	3Q'24	4Q'24	1Q'25	2Q'25	3Q'25	YTD 3Q'24	YTD 3Q'25
SEGMENT REVENUES							
Fund management fees	$ 526.5	$ 539.9	$ 525.5	$ 589.6	$ 573.9	$ 1,567.6	$ 1,689.0
Transaction and portfolio advisory fees, net and other	27.4	80.6	77.9	47.9	32.3	83.0	158.1
Fee related performance revenues	36.3	34.2	39.5	38.7	47.5	98.5	125.7
Total segment fee revenues	590.2	654.7	642.9	676.2	653.7	1,749.1	1,972.8
Realized performance revenues	275.9	245.7	355.1	259.8	61.7	830.2	676.6
Realized principal investment income	9.1	31.6	30.0	33.5	49.5	69.4	113.0
Interest income	19.8	16.5	15.2	14.5	17.6	58.2	47.3
Total Segment Revenues	**$ 895.0**	**$ 948.5**	**$ 1,043.2**	**$ 984.0**	**$ 782.5**	**$ 2,706.9**	**$ 2,809.7**
SEGMENT EXPENSES							
Compensation and benefits							
Cash-based compensation and benefits	$ 207.6	$ 234.5	$ 224.0	$ 233.8	$ 220.5	$ 627.2	$ 678.3
Realized performance revenues related compensation	185.3	167.9	227.7	172.1	42.6	541.9	442.4
Total compensation and benefits	392.9	402.4	451.7	405.9	263.1	1,169.1	1,120.7
General, administrative and other expenses	92.9	120.2	95.6	106.3	107.3	270.5	309.2
Depreciation and amortization expense	11.8	12.6	12.7	12.8	14.0	34.2	39.5
Interest expense	30.3	29.4	27.8	28.0	29.7	91.5	85.5
Total Segment Expenses	**$ 527.9**	**$ 564.6**	**$ 587.8**	**$ 553.0**	**$ 414.1**	**$ 1,565.3**	**$ 1,554.9**
Total Segment Revenues	895.0	948.5	1,043.2	984.0	782.5	2,706.9	2,809.7
Total Segment Expenses	527.9	564.6	587.8	553.0	414.1	1,565.3	1,554.9
(=) Distributable Earnings	**$ 367.1**	**$ 383.9**	**$ 455.4**	**$ 431.0**	**$ 368.4**	**$ 1,141.6**	**$ 1,254.8**
(-) Realized Net Performance Revenues	90.6	77.8	127.4	87.7	19.1	288.3	234.2
(-) Realized Principal Investment Income	9.1	31.6	30.0	33.5	49.5	69.4	113.0
(+) Net Interest	10.5	12.9	12.6	13.5	12.1	33.3	38.2
(=) Fee Related Earnings	**$ 277.9**	**$ 287.4**	**$ 310.6**	**$ 323.3**	**$ 311.9**	**$ 817.2**	**$ 945.8**
After-tax Distributable Earnings, per common share	**$ 0.95**	**$ 0.92**	**$ 1.14**	**$ 0.91**	**$ 0.96**	**$ 2.74**	**$ 3.01**
Dividend per common share	**$ 0.35**	**$ 0.35**	**$ 0.35**	**$ 0.35**	**$ 0.35**	**$ 1.05**	**$ 1.05**

Note: Historical quarterly results by segment available in Q3 2025 financial supplement on Carlyle's Investor Relations website.

Total Segment Balance Sheet Highlights

- Balance sheet assets attributable to Carlyle shareholders, including cash and equivalents, net accrued performance revenue and investments, net of debt obligations, totaled $5.4 billion at September 30, 2025
- Balance sheet cash totaled $2.2 billion as of September 30, 2025, with no balance drawn on our $1.0 billion revolving line of credit. During 3Q 2025, we issued $800 million of 5.050% senior notes due 2035, and had $2.6 billion in total debt obligations as of September 30, 2025

KEY BALANCE SHEET ITEMS[1] ($mn)	9/30/2025
Cash and cash equivalents	$2,221.7
Net accrued performance revenues[2] (net of related accrued compensation and accrued giveback)	$2,630.1
Investments attributable to Carlyle shareholders[3]	$3,160.9
Debt obligations[4]	$2,647.2
Drawn revolving credit line ($1.0 billion available capacity)	$0.0

(1) Balance sheet amounts presented exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance revenue, as well as cash and debt associated with Carlyle's consolidated funds.

(2) Net accrued performance revenues as of September 30, 2025 are net of $45 million in accrued giveback obligations and $4.7 billion in accrued performance allocations and incentive fee compensation. See page 33 for a reconciliation to U.S. GAAP.

(3) Investments exclude Carlyle's equity investments in NGP Energy Capital Management and the portion of CLO investments attributable to Carlyle shareholders that were financed with debt. Refer to page 33 for a reconciliation to U.S. GAAP.

(4) Excludes approximately $337 million in carrying value of loans used to finance CLO investments and $480 million of lease liabilities.

Balance Sheet Highlights

in billions



$2.4
$2.5
$(0.4)
$2.7
$2.8
$(0.6)
$2.6
$3.2
$(0.4)
2023
2024
3Q'25
Net Accrued Performance Revenues 2
Investments 3
Cash/Equivalents less Debt 4

AUM and Fee-earning AUM Roll Forward

Total AUM Roll Forward

in millions

	Three Months Ended September 30, 2025				Twelve Months Ended September 30, 2025			
	Global Private Equity	Global Credit	Carlyle AlpInvest	Total	Global Private Equity	Global Credit	Carlyle AlpInvest	Total
Balance, Beginning of Period	$ 165,057	$ 203,027	$ 96,518	$ 464,602	$ 169,208	$ 194,469	$ 83,727	$ 447,404
Inflows[1]	646	9,900	6,318	16,864	8,549	30,881	19,242	58,672
Outflows (including realizations)[2]	(2,685)	(6,331)	(2,715)	(11,731)	(18,838)	(17,394)	(8,347)	(44,579)
Market Activity & Other[3]	589	1,877	2,062	4,528	3,623	8	6,012	9,643
Foreign Exchange[4]	(157)	1	(48)	(204)	908	510	1,501	2,919
Balance, End of Period	**$ 163,450**	**$ 208,474**	**$ 102,135**	**$ 474,059**	**$ 163,450**	**$ 208,474**	**$ 102,135**	**$ 474,059**

Fee-earning AUM Roll Forward

in millions

	Three Months Ended September 30, 2025				Twelve Months Ended September 30, 2025			
	Global Private Equity	Global Credit	Carlyle AlpInvest	Total	Global Private Equity	Global Credit	Carlyle AlpInvest	Total
Balance, Beginning of Period	$ 102,330	$ 162,784	$ 59,587	$ 324,701	$ 103,523	$ 159,161	$ 50,923	$ 313,607
Inflows[5]	413	8,983	4,696	14,092	14,583	26,437	14,688	55,708
Outflows (including realizations)[6]	(1,583)	(4,878)	(1,102)	(7,563)	(17,263)	(15,025)	(4,393)	(36,681)
Market Activity & Other[7]	97	278	473	848	(251)	(3,863)	1,510	(2,604)
Foreign Exchange[8]	(110)	(3)	(11)	(124)	555	454	915	1,924
Balance, End of Period*	**$ 101,147**	**$ 167,164**	**$ 63,643**	**$ 331,954**	**$ 101,147**	**$ 167,164**	**$ 63,643**	**$ 331,954**

**Fee-earning AUM balances as of September 30, 2025 exclude Pending Fee-earning AUM of $19 billion.*

Global Private Equity Fund Performance

(Reported in Local Currency, mm)

Fund (Fee Initiation Date / Stepdown Date)(27)	Committed Capital (28)	Cumulative Invested Capital(1)	Percent Invested	TOTAL INVESTMENTS As of September 30, 2025 Realized Value(2)	Remaining Fair Value(3)	MOIC (4)	Gross IRR (6)(12)	Net IRR (7)(12)	Net Accrued Carry/ (Giveback)(8)	REALIZED/PARTIALLY REALIZED INVESTMENTS(5) As of September 30, 2025 Total Value(9)	MOIC (4)	Gross IRR (6)(12)
CORPORATE PRIVATE EQUITY												
CP VIII (Oct 2021 / Oct 2027)	$ 14,797	$ 10,603	72%	$ 1,691	$ 13,028	1.4x	19%	9%	$ 157	$ 2,161	1.7x	58%
CP VII (May 2018 / Oct 2021)	$ 18,510	$ 17,787	96%	$ 7,864	$ 21,235	1.6x	11%	8%	$ 438	$ 7,791	1.7x	13%
CP VI (May 2013 / May 2018)	$ 13,000	$ 13,140	101%	$ 25,565	$ 3,064	2.2x	18%	13%	$ 126	$ 26,348	2.5x	22%
CP V (Jun 2007 / May 2013)	$ 13,720	$ 13,238	96%	$ 28,117	$ 451	2.2x	18%	14%	$ 31	$ 28,136	2.3x	20%
CEP V (Oct 2018 / Oct 2024)	€ 6,416	€ 6,081	95%	€ 1,626	€ 4,981	1.1x	1%	Neg	$ —	€ 541	0.8x	Neg
CEP IV (Sep 2014 / Oct 2018)	€ 3,670	€ 3,966	108%	€ 6,210	€ 1,331	1.9x	16%	11%	$ 58	€ 6,250	2.1x	20%
CEP III (Jul 2007 / Dec 2013)	€ 5,295	€ 5,177	98%	€ 11,730	€ 19	2.3x	19%	14%	$ 2	€ 11,749	2.3x	19%
CAP VI (Jun 2024 / Jun 2030)	$ 2,852	$ —	—%	$ —	$ —	n/a	n/a	n/a	$ —	n/a	n/a	n/a
CAP V (Jun 2018 / Jun 2024)	$ 6,554	$ 6,875	105%	$ 3,018	$ 6,606	1.4x	13%	8%	$ 3	$ 2,142	1.3x	23%
CAP IV (Jul 2013 / Jun 2018)	$ 3,880	$ 4,146	107%	$ 8,667	$ 303	2.2x	18%	13%	$ 18	$ 8,704	2.4x	21%
CJP V (Nov 2024 / Nov 2030)	¥ 434,325	¥ —	—%	¥ —	¥ —	n/a	n/a	n/a	$ —	n/a	n/a	n/a
CJP IV (Oct 2020 / Nov 2024)	¥ 258,000	¥ 234,357	91%	¥ 148,550	¥ 297,425	1.9x	36%	24%	$ 86	¥ 180,929	3.4x	64%
CJP III (Sep 2013 / Aug 2020)	¥ 119,505	¥ 91,192	76%	¥ 273,641	¥ 10,454	3.1x	25%	18%	$ 5	¥ 274,341	3.3x	26%
CGFSP III (Dec 2017 / Dec 2023)	$ 1,005	$ 977	97%	$ 532	$ 1,733	2.3x	22%	16%	$ 78	$ 1,035	4.1x	34%
CGFSP II (Jun 2013 / Dec 2017)	$ 1,000	$ 943	94%	$ 1,961	$ 638	2.8x	26%	19%	$ 37	$ 1,956	2.4x	28%
CP Growth (Oct 2021 / Oct 2027)	$ 1,283	$ 673	52%	$ —	$ 812	1.2x	NM	NM	$ —	n/a	n/a	n/a
CEOF II (Nov 2015 / Mar 2020)	$ 2,400	$ 2,368	99%	$ 4,107	$ 1,437	2.3x	21%	15%	$ 72	$ 4,673	2.5x	23%
CETP V (Mar 2022 / Jun 2028)	€ 3,180	€ 1,528	48%	€ —	€ 1,765	1.2x	NM	NM	$ —	n/a	n/a	n/a
CETP IV (Jul 2019 / Jun 2022)	€ 1,350	€ 1,201	89%	€ 1,345	€ 1,423	2.3x	30%	21%	$ 60	€ 1,344	4.4x	74%
CETP III (Jul 2014 / Jul 2019)	€ 657	€ 610	93%	€ 1,752	€ 333	3.4x	40%	28%	$ 20	€ 1,757	3.8x	45%
CGP II (Dec 2020 / Jan 2025)	$ 1,840	$ 984	53%	$ 198	$ 1,859	2.1x	24%	19%	$ 42	n/a	n/a	n/a
CGP (Jan 2015 / Mar 2021)	$ 3,588	$ 3,235	90%	$ 1,583	$ 2,738	1.3x	4%	3%	$ 16	$ 1,817	2.3x	16%
All Other Active Funds & Vehicles(10)		$ 20,790	n/a	$ 15,495	$ 17,090	1.6x	12%	10%	$ 45	$ 15,526	2.0x	18%
Fully Realized Funds & Vehicles(11) (30)		$ 35,574	n/a	$ 81,709	$ 2	2.3x	28%	20%	$ 2	$ 81,711	2.3x	28%
TOTAL CORPORATE PRIVATE EQUITY(13)		**$ 155,358**	**n/a**	**$ 210,005**	**$ 84,661**	**1.9x**	**25%**	**17%**	**$ 1,295**	**$ 210,523**	**2.3x**	**26%**

Global Private Equity Fund Performance, continued

(Reported in Local Currency, mn)

Fund (Fee Initiation Date / Stepdown Date)(27)	Committed Capital(28)	Cumulative Invested Capital(1)	Percent Invested	TOTAL INVESTMENTS As of September 30, 2025: Realized Value(2)	Remaining Fair Value(3)	MOIC (4)	Gross IRR (6)(12)	Net IRR (7)(12)	Net Accrued Carry/ (Giveback)(8)	REALIZED/PARTIALLY REALIZED INVESTMENTS(5) As of September 30, 2025: Total Value(9)	MOIC (4)	Gross IRR (6)(12)
REAL ESTATE												
CRP X (Apr 2025 / Jul 2030)	$ 9,000	$ 372	4%	$ —	$ 360	1.0x	NM	NM	$ —	n/a	n/a	n/a
CRP IX (Oct 2021 / Dec 2024)	$ 7,987	$ 6,012	75%	$ 432	$ 6,722	1.2x	12%	3%	$ —	$ 409	1.4x	25%
CRP VIII (Aug 2017 / Oct 2021)	$ 5,505	$ 5,123	93%	$ 5,677	$ 3,251	1.7x	32%	18%	$ 87	$ 5,624	2.1x	49%
CRP VII (Jun 2014 / Dec 2017)	$ 4,162	$ 3,821	92%	$ 5,098	$ 1,169	1.6x	16%	10%	$ —	$ 5,063	1.7x	20%
CRP VI (Mar 2011 / Jun 2014)	$ 2,340	$ 2,155	92%	$ 3,815	$ 118	1.8x	27%	17%	$ 4	$ 3,748	1.9x	28%
CPI (May 2016 / n/a)	$ 8,249	$ 8,706	106%	$ 3,390	$ 7,965	1.3x	10%	8%	n/a*	$ 2,161	1.7x	12%
All Other Active Funds & Vehicles(14)		$ 2,599	n/a	$ 505	$ 2,498	1.2x	9%	5%	$ 5	$ 340	1.1x	20%
Fully Realized Funds & Vehicles(15) (30)		$ 14,293	n/a	$ 21,641	$ 13	1.5x	9%	5%	$ —	$ 21,654	1.5x	10%
TOTAL REAL ESTATE(13)		**$ 43,082**	**n/a**	**$ 40,558**	**$ 22,095**	**1.5x**	**11%**	**7%**	**$ 96**	**$ 38,998**	**1.6x**	**13%**
INFRASTRUCTURE & NATURAL RESOURCES												
CIEP II (Apr 2019 / Apr 2025)	$ 2,286	$ 1,008	44%	$ 799	$ 1,098	1.9x	26%	12%	$ 36	$ 752	3.2x	NM**
CIEP I (Sep 2013 / Jun 2019)	$ 2,500	$ 2,470	99%	$ 3,372	$ 1,374	1.9x	15%	9%	$ 48	$ 3,750	2.2x	18%
CGIOF (Dec 2018 / Sep 2023)	$ 2,201	$ 2,098	95%	$ 658	$ 2,926	1.7x	18%	11%	$ 82	$ 792	1.8x	16%
CRSEF II (Nov 2022 / Aug 2027)	$ 1,187	$ 492	41%	$ —	$ 835	1.7x	NM	NM	$ 16	n/a	n/a	n/a
NGP XIII (Feb 2023 / Feb 2028)	$ 2,300	$ 491	21%	$ 49	$ 732	1.6x	NM	NM	$ 4	$ 91	3.3x	NM
NGP XII (Jul 2017 / Jul 2022)	$ 4,304	$ 3,652	85%	$ 4,779	$ 2,747	2.1x	21%	15%	$ 32	$ 4,456	2.8x	33%
NGP XI (Oct 2014 / Jul 2017)	$ 5,325	$ 5,034	95%	$ 8,112	$ 1,709	2.0x	13%	10%	$ 64	$ 7,380	2.1x	17%
NGP X (Jan 2012 / Dec 2014)	$ 3,586	$ 3,351	93%	$ 3,458	$ 307	1.1x	3%	—%	$ —	$ 3,272	1.2x	5%
All Other Active Funds & Vehicles(16)		$ 5,029	n/a	$ 3,191	$ 4,783	1.6x	15%	12%	$ 31	$ 3,156	2.3x	19%
Fully Realized Funds & Vehicles(17) (30)		$ 3,534	n/a	$ 5,574	$ 6	1.6x	8%	5%	$ 1	$ 5,579	1.6x	8%
TOTAL INFRASTRUCTURE & NATURAL RESOURCES(13)		**$ 27,157**	**n/a**	**$ 29,991**	**$ 16,516**	**1.7x**	**12%**	**8%**	**$ 314**	**$ 29,228**	**1.9x**	**14%**

**Net accrued fee related performance revenues for CPI are excluded from Net Accrued Performance Revenues. These amounts will be reflected as fee related performance revenues when realized, and included in Fund level fee revenues in our segment results. There were no accrued fee related performance revenues for CPI as of September 30, 2025.*

***The IRR is incalculable, which occurs in instances when a distribution occurs prior to a Limited Partner capital contribution due to the use of fund-level credit facilities.*

Global Credit Fund Performance

CARRY FUNDS

($ mn)

Fund (Fee Initiation Date / Stepdown Date)(27)	Committed Capital(28)	Cumulative Invested Capital(18)	Percent Invested	Realized Value(2)	Remaining Fair Value(3)	MOIC (4)	Gross IRR (6)(12)	Net IRR (7)(12)	Net Accrued Carry/(Giveback)(8)
				TOTAL INVESTMENTS As of September 30, 2025					
GLOBAL CREDIT CARRY FUNDS									
CCOF III - Levered (Feb 2023 / Oct 2028)	$ 4,678	$ 3,558	76%	$ 589	$ 3,540	1.2x	NM	NM	$ 19
CCOF II (Nov 2020 / Mar 2026)	$ 4,430	$ 5,846	132%	$ 3,585	$ 4,466	1.4x	14%	10%	$ 121
CCOF I (Nov 2017 / Sep 2022)	$ 2,373	$ 3,514	148%	$ 3,818	$ 1,253	1.4x	16%	12%	$ 31
CSP IV (Apr 2016 / Dec 2020)	$ 2,500	$ 2,500	100%	$ 1,667	$ 1,852	1.4x	10%	5%	$ —
CICF II (Mar 2024 / Dec 2029)	$ 1,379	$ 265	19%	$ 35	$ 259	1.1x	NM	NM	$ 1
SASOF III (Nov 2014 / n/a)	$ 833	$ 991	119%	$ 1,267	$ 91	1.4x	19%	12%	$ 7
All Other Active Funds & Vehicles(19)		$ 12,464	n/a	$ 4,302	$ 11,035	1.2x	11%	9%	$ 88
Fully Realized Funds & Vehicles(20) (30)		$ 9,698	n/a	$ 12,155	$ 35	1.3x	9%	4%	$ —
TOTAL GLOBAL CREDIT CARRY FUNDS		**$ 38,835**	**n/a**	**$ 27,419**	**$ 22,530**	**1.3x**	**11%**	**7%**	**$ 266**

NON-CARRY FUNDS

LIQUID CREDIT *($bn)*	Fair Value of Investments as of September 30, 2025	Loan Level Return Q3'25	Loan Level Return LTM 3Q'25	Average Annual Default Rate* LTM 3Q'25	Average Annual Default Rate* Last 3 Years
U.S. CLOs	$37	2%	8%	0.5%	0.4%
European CLOs	$10	1%	5%	0.6%	1.2%

PRIVATE CREDIT *($bn)*	Fair Value of Investments as of September 30, 2025	Dividend Yield as of September 30, 2025
Business Development Companies	$5	10%
Carlyle Tactical Private Credit	$7	9%

**Average Annual Default Rates exclude the impact of distressed exchanges.*

Carlyle AlpInvest Fund Performance

(Reported in Local Currency, mm)

Carlyle AlpInvest (21)(25)		Vintage Year	Fund Size	TOTAL INVESTMENTS As of September 30, 2025 Cumulative Invested Capital (1)(22)	Realized Value (22)	Remaining Fair Value(22)	Total Value (9)(22)	MOIC(4)	Gross IRR (12)(23)	Net IRR (12)(26)	Net Accrued Carry/ (Giveback) (8)(29)
Secondaries & Portfolio Finance	ASF VIII	2024	$ 13,422	$ 5,576	$ 149	$ 7,138	$ 7,287	1.3x	NM	NM	$ 56
	ASF VII	2020	$ 6,769	$ 4,926	$ 1,993	$ 5,839	$ 7,832	1.6x	18%	14%	$ 118
	ASF VII - SMAs	2020	€ 2,027	€ 1,693	€ 556	€ 1,982	€ 2,537	1.5x	16%	14%	$ 38
	ASF VI	2017	$ 3,333	$ 2,810	$ 2,791	$ 1,850	$ 4,641	1.7x	15%	11%	$ 59
	ASF VI - SMAs	2017	€ 2,817	€ 2,613	€ 2,396	€ 1,796	€ 4,192	1.6x	13%	12%	$ 49
	ASF V	2012	$ 756	$ 673	$ 1,083	$ 120	$ 1,203	1.8x	18%	14%	$ 5
	ASF V - SMAs	2012	€ 3,916	€ 3,913	€ 6,797	€ 457	€ 7,254	1.9x	21%	19%	$ 10
	SMAs 2009-2011	2010	€ 1,859	€ 1,929	€ 3,328	€ 37	€ 3,366	1.7x	19%	18%	$ –
	ASPF II	2023	$ 2,227	$ 707	$ 255	$ 609	$ 864	1.2x	NM	NM	$ 7
	All Other Active Funds & Vehicles (24)	Various		$ 2,015	$ 861	$ 1,911	$ 2,772	1.4x	21%	18%	$ 34
	Fully Realized Funds & Vehicles	Various		€ 4,079	€ 6,714	€ 11	€ 6,725	1.6x	19%	18%	$ –
Co-Investments	ACF IX	2023	$ 4,120	$ 1,684	$ 15	$ 1,926	$ 1,941	1.2x	NM	NM	$ 3
	ACF VIII	2021	$ 3,614	$ 3,458	$ 417	$ 4,481	$ 4,899	1.4x	12%	10%	$ 48
	ACF VIII - SMAs	2021	$ 1,079	$ 1,000	$ 115	$ 1,290	$ 1,405	1.4x	13%	11%	$ 12
	ACF VII	2017	$ 1,688	$ 1,668	$ 1,425	$ 1,929	$ 3,354	2.0x	15%	13%	$ 60
	ACF VII - SMAs	2017	€ 1,452	€ 1,365	€ 960	€ 1,609	€ 2,569	1.9x	14%	12%	$ 43
	SMAs 2014-2016	2014	€ 1,274	€ 1,064	€ 2,280	€ 436	€ 2,716	2.6x	24%	22%	$ 8
	SMAs 2012-2013	2012	€ 1,124	€ 1,011	€ 2,767	€ 123	€ 2,890	2.9x	28%	26%	$ 1
	SMAs 2009-2010	2010	€ 1,475	€ 1,317	€ 3,494	€ 392	€ 3,886	2.9x	23%	21%	$ –
	Strategic SMAs	Various		$ 4,523	$ 2,061	$ 5,699	$ 7,760	1.7x	16%	15%	$ 81
	All Other Active Funds & Vehicles (24)	Various		€ 283	€ 166	€ 260	€ 425	1.5x	33%	31%	$ 2
	Fully Realized Funds & Vehicles	Various		€ 5,781	€ 9,895	€ 7	€ 9,902	1.7x	15%	13%	$ –
Primary Investments	SMAs 2024-2026	2024	€ 3,230	€ 115	€ 4	€ 112	€ 116	1.0x	NM	NM	$ –
	SMAs 2021-2023	2021	€ 4,535	€ 1,606	€ 105	€ 1,837	€ 1,942	1.2x	NM	NM	$ 1
	SMAs 2018-2020	2018	$ 3,116	$ 2,596	$ 732	$ 3,156	$ 3,888	1.5x	15%	14%	$ 4
	SMAs 2015-2017	2015	€ 2,501	€ 2,447	€ 2,704	€ 2,186	€ 4,891	2.0x	19%	19%	$ 9
	SMAs 2012-2014	2012	€ 5,080	€ 5,684	€ 9,415	€ 3,019	€ 12,433	2.2x	17%	17%	$ 11
	SMAs 2009-2011	2009	€ 4,877	€ 5,520	€ 10,323	€ 1,736	€ 12,060	2.2x	17%	17%	$ 1
	SMAs 2006-2008	2005	€ 11,500	€ 12,821	€ 21,309	€ 1,212	€ 22,522	1.8x	10%	10%	$ –
	SMAs 2003-2005	2003	€ 4,628	€ 4,877	€ 7,762	€ 135	€ 7,897	1.6x	10%	9%	$ –
	All Other Active Funds & Vehicles (24)	Various		€ 1,741	€ 1,748	€ 227	€ 1,975	1.1x	3%	2%	$ –
	Fully Realized Funds & Vehicles	Various		€ 4,740	€ 7,728	€ 20	€ 7,748	1.6x	12%	11%	$ –
	TOTAL Carlyle AlpInvest (USD)(13)			$ 107,582	$ 129,991	$ 56,634	$ 186,625	1.7x	14%	13%	$ 660

"ASF" stands for AlpInvest Secondaries Fund, "ACF" stands for AlpInvest Co-Investment Fund, "ASPF" stands for AlpInvest Strategic Portfolio Finance, and "SMAs" are Separately Managed Accounts. "ASF - SMAs" and "ACF - SMAs" reflect the aggregated portfolios of investments held by SMAs within the relevant strategy, which invest alongside the relevant ASF or ACF (as applicable). Strategic SMAs reflect the aggregated portfolios of co-investments made by SMAs sourced from the SMA investor's own private equity fund investment portfolio. Other SMAs reflect the aggregated portfolios of investments within the relevant strategy that began making investments in the corresponding time periods. See Notes at end of document for further detail.

Reconciliations & Disclosures

Reconciliation for Distributable Earnings Per Share (Unaudited)

Our estimated DE effective tax rate was 6.0% for Q3 2025 and 13.1% YTD. Our YTD rate reflects the impact of tax deductions resulting from the vesting of restricted stock units and the amortization of intangible assets, partially offset by the impact of disallowed officer compensation and state and foreign taxes.

(in millions, except per share data)	3Q'24	4Q'24	1Q'25	2Q'25	3Q'25
DISTRIBUTABLE EARNINGS, TAX AND PER SHARE INFORMATION					
Distributable Earnings	$ 367.1	$ 383.9	$ 455.4	$ 431.0	**$ 368.4**
Less: Estimated current corporate, foreign, state and local taxes[1]	26.8	52.6	42.0	100.5	**22.1**
DISTRIBUTABLE EARNINGS, NET attributable to common stockholders	$ 340.3	$ 331.3	$ 413.4	$ 330.5	**$ 346.3**
Estimated DE effective tax rate[2]	7.3 %	13.7 %	9.2 %	23.3 %	**6.0 %**
DISTRIBUTABLE EARNINGS, NET per common share outstanding	$ 0.95	$ 0.92	$ 1.14	$ 0.91	**$ 0.96**
Dividend per common share*	$ 0.35	$ 0.35	$ 0.35	$ 0.35	**$ 0.35**
SHARE INFORMATION					
Shares issued during the period	3.0	0.5	4.2	0.3	**2.7**
Shares repurchased and retired during the period**	(1.7)	(1.0)	(0.5)	(2.2)	**(1.6)**
Total outstanding shares, end of period	357.7	357.2	360.9	359.0	**360.1**
Shares eligible for dividend***	357.9	361.4	361.1	361.7	**360.4**
Total cost of shares repurchased and retired during the period**	$ 150.5	$ 75.8	$ 176.5	$ 103.6	**$ 202.7**

* *See Notes at the end of the document for our Dividend Policy.*

** *Shares repurchased and retired exclude shares withheld in the net share settlement of equity awards during the related period. We include the associated tax withholding payments made by the Company in the total cost of shares repurchased and retired during the period and in calculating the remaining capacity under our repurchase authorization. During Q3 2025, approximately 1.7 million shares were withheld in the net share settlement of equity awards. In February 2024, the Board reset the Company's total share repurchase authorization to $1.4 billion, effective February 6, 2024. As of September 30, 2025, approximately $0.4 billion of repurchase capacity remained under the program.*

*** *Shares eligible for dividend include 0.3 million net common shares that will be issued in November 2025 in connection with the vesting of restricted stock units. For purposes of this calculation, these common shares have been added to the common shares outstanding as of September 30, 2025 because they will participate in the dividend paid on common shares in November 2025.*

Reconciliation of GAAP to Total Segment Information

(Dollars in millions)	3Q'24	4Q'24	1Q'25	2Q'25	3Q'25	YTD 3Q'24	YTD 3Q'25	FY'23	FY'24
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	$ 788.8	$ 265.4	$ 171.0	$ 440.6	$ 85.8	$ 1,128.3	$ 697.4	$ (600.9)	$ 1,393.7
Adjustments:									
Net unrealized performance and fee related performance revenues[1]	(564.4)	(10.3)	90.0	(124.3)	244.6	(386.4)	210.3	1,659.2	(396.7)
Unrealized principal investment (income) loss	(1.8)	20.2	(17.0)	(25.5)	7.4	(54.3)	(35.1)	(36.1)	(34.1)
Principal investment loss from dilution of indirect investment in Fortitude[2]	—	—	—	—	—	—	—	104.0	—
Equity-based compensation[3]	122.0	116.1	104.7	96.4	88.2	360.4	289.3	260.1	476.5
Acquisition related charges, including amortization of intangibles and impairment	37.4	33.1	122.2	48.3	46.2	103.5	216.7	145.3	136.6
Tax (expense) benefit associated with certain foreign performance revenues	(0.2)	0.4	—	(0.1)	(0.4)	(1.4)	(0.5)	(1.0)	(1.0)
Net (income) loss attributable to non-controlling interests in consolidated entities	(20.0)	(16.4)	(28.6)	(8.4)	(111.6)	(54.3)	(148.6)	(111.7)	(70.7)
Other adjustments[4]	5.3	(24.6)	13.1	4.0	8.2	45.8	25.3	11.6	21.2
DISTRIBUTABLE EARNINGS	$ 367.1	$ 383.9	$ 455.4	$ 431.0	$ 368.4	$ 1,141.6	$ 1,254.8	$ 1,430.5	$ 1,525.5
Realized net performance revenues	90.6	77.8	127.4	87.7	19.1	288.3	234.2	531.0	366.1
Realized principal investment income	9.1	31.6	30.0	33.5	49.5	69.4	113.0	88.8	101.0
Net interest	10.5	12.9	12.6	13.5	12.1	33.3	38.2	48.7	46.2
FEE RELATED EARNINGS	$ 277.9	$ 287.4	$ 310.6	$ 323.3	$ 311.9	$ 817.2	$ 945.8	$ 859.4	$ 1,104.6

(1) *Effective December 31, 2023, we realigned our employee compensation program to increase the proportion of our performance allocations used to compensate our employees. Net realized performance and fee related performance revenues in FY 2023 include a one-time charge of $1.1 billion to unrealized performance allocations and incentive fee related compensation expense related to this compensation realignment.*

(2) *In 2Q'23, Fortitude called the remainder of its March 2022 capital raise, which resulted in a decrease in the Company's indirect ownership of Fortitude from 13.5% to 10.5%. As a result of the dilution, the Company recorded a reduction in the carrying value of its equity method investment and corresponding loss of $104 million. This amount is excluded from the total segment results.*

(3) *Equity-based compensation includes amounts reflected in principal investment income and general, administrative and other expense in our U.S. GAAP statement of operations.*

(4) *Includes charges (credits) related to Carlyle corporate actions and non-recurring items that affect period-to-period comparability and are not reflective of the Company's operating performance.*

Reconciliation of GAAP to Total Segment Information, continued

(Dollars in millions)	Total Reportable Segments	Consolidated Funds	Reconciling Items	Carlyle Consolidated[1]	Total Reportable Segments	Consolidated Funds	Reconciling Items	Carlyle Consolidated[1]
	Three Months Ended September 30, 2024				**Year Ended December 31, 2023**			
Revenues	$ 895.0	$ 180.1	$ 1,560.1	$ 2,635.2 [2]	$ 3,405.1	$ 570.1	$ (1,011.3)	$ 2,963.9 [2]
Expenses	$ 527.9	$ 160.6	$ 1,160.4	$ 1,848.9 [2]	$ 1,974.6	$ 460.3	$ 1,136.8	$ 3,571.7 [2]
Other income (loss)	$ —	$ 2.5	$ —	$ 2.5 [3]	$ —	$ 6.9	$ —	$ 6.9 [3]
Distributable Earnings	$ 367.1	$ 22.0	$ 399.7	$ 788.8 [4]	$ 1,430.5	$ 116.7	$ (2,148.1)	$ (600.9) [4]
	Three Months Ended December 31, 2024				**Year Ended December 31, 2024**			
Revenues	$ 948.5	$ 121.0	$ (37.0)	$ 1,032.5 [2]	$ 3,655.4	$ 631.6	$ 1,138.8	$ 5,425.8 [2]
Expenses	$ 564.6	$ 145.7	$ 90.4	$ 800.7 [2]	$ 2,129.9	$ 610.3	$ 1,315.9	$ 4,056.1 [2]
Other income (loss)	$ —	$ 33.6	$ —	$ 33.6 [3]	$ —	$ 24.0	$ —	$ 24.0 [3]
Distributable Earnings	$ 383.9	$ 8.9	$ (127.4)	$ 265.4 [4]	$ 1,525.5	$ 45.3	$ (177.1)	$ 1,393.7 [4]
	Three Months Ended March 31, 2025				**Nine Months Ended September 30, 2024**			
Revenues	$ 1,043.2	$ 133.4	$ (203.5)	$ 973.1 [2]	$ 2,706.9	$ 510.6	$ 1,175.8	$ 4,393.3 [2]
Expenses	$ 587.8	$ 130.8	$ 89.6	$ 808.2 [2]	$ 1,565.3	$ 464.6	$ 1,225.5	$ 3,255.4 [2]
Other income (loss)	$ —	$ 6.1	$ —	$ 6.1 [3]	$ —	$ (9.6)	$ —	$ (9.6) [3]
Distributable Earnings	$ 455.4	$ 8.7	$ (293.1)	$ 171.0 [4]	$ 1,141.6	$ 36.4	$ (49.7)	$ 1,128.3 [4]
	Three Months Ended June 30, 2025				**Nine Months Ended September 30, 2025**			
Revenues	$ 984.0	$ 163.0	$ 425.9	$ 1,572.9 [2]	$ 2,809.7	$ 459.8	$ (390.8)	$ 2,878.7 [2]
Expenses	$ 553.0	$ 178.5	$ 447.6	$ 1,179.1 [2]	$ 1,554.9	$ 505.1	$ 297.4	$ 2,357.4 [2]
Other income (loss)	$ —	$ 46.8	$ —	$ 46.8 [3]	$ —	$ 176.1	$ —	$ 176.1 [3]
Distributable Earnings	$ 431.0	$ 31.3	$ (21.7)	$ 440.6 [4]	$ 1,254.8	$ 130.8	$ (688.2)	$ 697.4 [4]
	Three Months Ended September 30, 2025							
Revenues	$ 782.5	$ 163.4	$ (613.2)	$ 332.7 [2]				
Expenses	$ 414.1	$ 195.8	$ (239.8)	$ 370.1 [2]				
Other income (loss)	$ —	$ 123.2	$ —	$ 123.2 [3]				
Distributable Earnings	$ 368.4	$ 90.8	$ (373.4)	$ 85.8 [4]				

(1) The Distributable Earnings in the Carlyle Consolidated column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Distributable Earnings.

(2) See detailed breakdown of revenue and expense adjustments on page 32.

(3) The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle's total Other income (loss).

(4) See the reconciliation for Distributable Earnings and Fee Related Earnings on page 29.

Reconciliation of GAAP to Total Segment Information, continued

(Dollars in millions)	Carlyle Consolidated	Reconciling Items[1]	Total Reportable Segments
	Three Months Ended September 30, 2024		
Performance revenues	$ 1,785.5	$ (1,509.6)	$ 275.9
Performance revenues related compensation expense	$ 1,151.0	$ (965.7)	$ 185.3
Net performance revenues	$ 634.5	$ (543.9)	$ 90.6
Principal investment income (loss)	$ 46.0	$ (36.9)	$ 9.1
	Three Months Ended December 31, 2024		
Performance revenues	$ 189.0	$ 56.7	$ 245.7
Performance revenues related compensation expense	$ 139.1	$ 28.8	$ 167.9
Net performance revenues	$ 49.9	$ 27.9	$ 77.8
Principal investment income (loss)	$ 31.5	$ 0.1	$ 31.6
	Three Months Ended March 31, 2025		
Performance revenues	$ 222.9	$ 132.2	$ 355.1
Performance revenues related compensation expense	$ 171.4	$ 56.3	$ 227.7
Net performance revenues	$ 51.5	$ 75.9	$ 127.4
Principal investment income (loss)	$ (63.1)	$ 93.1	$ 30.0
	Three Months Ended June 30, 2025		
Performance revenues	$ 638.8	$ (379.0)	$ 259.8
Performance revenues related compensation expense	$ 443.6	$ (271.5)	$ 172.1
Net performance revenues	$ 195.2	$ (107.5)	$ 87.7
Principal investment income (loss)	$ 55.2	$ (21.7)	$ 33.5
	Three Months Ended September 30, 2025		
Performance revenues	$ (606.7)	$ 668.4	$ 61.7
Performance revenues related compensation expense	$ (324.6)	$ 367.2	$ 42.6
Net performance revenues	$ (282.1)	$ 301.2	$ 19.1
Principal investment income (loss)	$ 87.7	$ (38.2)	$ 49.5

	Carlyle Consolidated	Reconciling Items[1]	Total Reportable Segments
	Year Ended December 31, 2023		
Performance revenues	$ (88.6)	$ 1,026.9	$ 938.3
Performance revenues related compensation expense	$ 1,103.7	$ (696.4)	$ 407.3
Net performance revenues	$ (1,192.3)	$ 1,723.3	$ 531.0
Principal investment income (loss)	$ 133.4	$ (44.6)	$ 88.8
	Year Ended December 31, 2024		
Performance revenues	$ 2,015.7	$ (939.8)	$ 1,075.9
Performance revenues related compensation expense	$ 1,361.5	$ (651.7)	$ 709.8
Net performance revenues	$ 654.2	$ (288.1)	$ 366.1
Principal investment income (loss)	$ 238.7	$ (137.7)	$ 101.0
	Nine Months Ended September 30, 2024		
Performance revenues	$ 1,826.7	$ (996.5)	$ 830.2
Performance revenues related compensation expense	$ 1,222.4	$ (680.5)	$ 541.9
Net performance revenues	$ 604.3	$ (316.0)	$ 288.3
Principal investment income (loss)	$ 207.2	$ (137.8)	$ 69.4
	Nine Months Ended September 30, 2025		
Performance revenues	$ 255.0	$ 421.6	$ 676.6
Performance revenues related compensation expense	$ 290.4	$ 152.0	$ 442.4
Net performance revenues	$ (35.4)	$ 269.6	$ 234.2
Principal investment income (loss)	$ 79.8	$ 33.2	$ 113.0

Reconciliation of GAAP to Total Segment Information, continued

(Dollars in millions)	3Q'24	4Q'24	1Q'25	2Q'25	3Q'25	YTD 3Q'24	YTD 3Q'25	FY'23	FY'24
REVENUE RECONCILING ITEMS									
Unrealized performance and fee related performance revenues	$ 1,495.1	$ 11.0	$ (197.3)	$ 331.0	$ (632.0)	$ 1,020.9	$ (498.3)	$ (1,046.6)	$ 1,031.9
Unrealized principal investment income (loss)	1.8	(20.2)	17.0	25.5	(7.4)	54.3	35.1	36.1	34.1
Principal investment loss from dilution of indirect investment in Fortitude	—	—	—	—	—	—	—	(104.0)	—
Adjustments related to expenses associated with NGP Management and its affiliates	(3.5)	(2.6)	(96.1)	(12.4)	(12.3)	(10.5)	(120.8)	(13.8)	(13.1)
Non-controlling interests and other adjustments to present certain costs on a net basis	79.0	11.2	91.0	106.8	56.5	156.7	254.3	191.6	167.9
Elimination of revenues of Consolidated Funds	(12.3)	(36.4)	(18.1)	(25.0)	(18.0)	(45.6)	(61.1)	(74.6)	(82.0)
Total Revenue Reconciling Items	**$ 1,560.1**	**$ (37.0)**	**$ (203.5)**	**$ 425.9**	**$ (613.2)**	**$ 1,175.8**	**$ (390.8)**	**$ (1,011.3)**	**$ 1,138.8**
EXPENSE RECONCILING ITEMS									
Unrealized performance and fee related performance revenue compensation expense	$ 930.7	$ 0.7	$ (107.3)	$ 206.7	$ (387.4)	$ 634.5	$ (288.0)	$ 612.6	$ 635.2
Equity-based compensation	122.0	116.1	104.7	96.4	88.2	360.4	289.3	260.1	476.5
Acquisition or disposition related charges (credits), including amortization of intangibles and impairment	37.4	33.1	122.2	48.3	46.2	103.5	216.7	145.3	136.6
Tax (expense) benefit associated with certain foreign performance revenues related compensation	(0.2)	0.4	—	(0.1)	(0.4)	(1.4)	(0.5)	(1.0)	(1.0)
Non-controlling interests and other adjustments to present certain costs on a net basis	63.8	(15.8)	(25.7)	99.9	23.9	108.6	98.1	148.7	92.8
Other	5.3	(24.6)	13.1	4.0	8.2	45.8	25.3	11.6	21.2
Elimination of expenses of Consolidated Funds	1.4	(19.5)	(17.4)	(7.6)	(18.5)	(25.9)	(43.5)	(40.5)	(45.4)
Total Expense Reconciling Items	**$ 1,160.4**	**$ 90.4**	**$ 89.6**	**$ 447.6**	**$ (239.8)**	**$ 1,225.5**	**$ 297.4**	**$ 1,136.8**	**$ 1,315.9**

Reconciliation for Total Segment Information, continued

RECONCILIATION OF TOTAL INVESTMENTS ATTRIBUTABLE TO THE CARLYLE GROUP INC.

(Dollars in millions)	09/30/25
INVESTMENTS, EXCLUDING PERFORMANCE ALLOCATIONS	**$ 3,559.1**
Less: Amounts attributable to non-controlling interests in Consolidated Funds	(380.8)
Plus: Investments in Consolidated Funds, eliminated in consolidation	898.1
Less: Strategic equity method investments in NGP Management[1]	(256.0)
Less: Investment in NGP general partners - accrued performance allocations[1]	(341.2)
TOTAL INVESTMENTS ATTRIBUTABLE TO THE CARLYLE GROUP INC.	3,479.2
Less: CLO loans and other borrowings attributable to The Carlyle Group Inc.[2]	(318.3)
TOTAL INVESTMENTS ATTRIBUTABLE TO THE CARLYLE GROUP INC., NET OF CLO LOANS AND OTHER BORROWINGS	**$ 3,160.9**

RECONCILIATION OF ACCRUED PERFORMANCE ALLOCATIONS

(Dollars in millions)	12/31/24	09/30/25
ACCRUED PERFORMANCE ALLOCATIONS, NET OF ACCRUED GIVEBACK OBLIGATIONS	**$ 7,009.5**	**$ 6,911.7**
Plus: Accrued performance allocations from NGP Carry Funds[3]	489.4	341.2
Less: Accrued performance allocation-related expense	(4,788.5)	(4,660.2)
Plus: Receivable for giveback obligations from current and former employees	11.5	11.5
Less: Deferred taxes on certain foreign accrued performance allocations	(19.0)	(19.9)
Less/Plus: Net accrued performance allocations / giveback obligations attributable to non-controlling interests in consolidated entities	0.2	(0.4)
Plus: Net accrued performance allocations attributable to Consolidated Funds, eliminated in Consolidation	10.1	22.6
NET ACCRUED PERFORMANCE REVENUES BEFORE TIMING DIFFERENCES	2,713.2	2,606.5
Plus/Less: Timing differences between the period when accrued performance allocations are realized and the period they are collected/distributed	24.7	23.6
NET ACCRUED PERFORMANCE REVENUES ATTRIBUTABLE TO THE CARLYLE GROUP INC.	**$ 2,737.9**	**$ 2,630.1**

(1) The Company has equity interests in NGP Management, L.L.C. ("NGP Management"), the general partners of certain carry funds advised by NGP Energy Capital Management ("NGP"), and principal investments in certain NGP funds. These equity interests are accounted for as investments under the equity method of accounting. Total investments attributable to The Carlyle Group Inc. excludes the strategic equity method investment in NGP Management and investments in the general partners of certain NGP carry funds. The Company does not control or advise the NGP funds.

(2) Of the $337.0 million of CLO borrowings as of September 30, 2025, $318.3 million were collateralized by investments attributable to The Carlyle Group Inc. The remaining CLO borrowings are collateralized by investments attributable to non-controlling interests.

(3) Accrued performance allocations from NGP Carry Funds are recorded as an investment in the U.S. GAAP balance sheet.

GAAP Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)	3Q'24	4Q'24	1Q'25	2Q'25	3Q'25	YTD 3Q'24	YTD 3Q'25	FY'23	FY'24
REVENUES									
Fund management fees	$ 532.7	$ 597.4	$ 586.1	$ 620.4	$ 583.3	$1,590.7	$1,789.8	$2,043.2	$2,188.1
Incentive fees	38.7	37.3	43.2	40.5	51.4	96.2	135.1	93.7	133.5
Investment income (loss)									
Performance allocations	1,785.5	189.0	222.9	638.8	(606.7)	1,826.7	255.0	(88.6)	2,015.7
Principal investment income (loss)	46.0	31.5	(63.1)	55.2	87.7	207.2	79.8	133.4	238.7
Total investment income (loss)	1,831.5	220.5	159.8	694.0	(519.0)	2,033.9	334.8	44.8	2,254.4
Interest and other income	52.2	56.3	50.6	55.0	53.6	161.9	159.2	212.1	218.2
Interest and other income of Consolidated Funds	180.1	121.0	133.4	163.0	163.4	510.6	459.8	570.1	631.6
Total Revenues	**2,635.2**	**1,032.5**	**973.1**	**1,572.9**	**332.7**	**4,393.3**	**2,878.7**	**2,963.9**	**5,425.8**
EXPENSES									
Compensation and benefits									
Cash-based compensation and benefits	207.5	239.8	218.4	238.4	216.2	635.7	673.0	1,023.7	875.5
Equity-based compensation	121.6	112.8	103.5	92.9	90.7	355.1	287.1	249.1	467.9
Performance allocations and incentive fee related compensation	1,151.0	139.1	171.4	443.6	(324.6)	1,222.4	290.4	1,103.7	1,361.5
Total compensation and benefits	1,480.1	491.7	493.3	774.9	(17.7)	2,213.2	1,250.5	2,376.5	2,704.9
General, administrative and other expenses	176.6	153.4	173.6	205.5	180.7	512.2	559.8	652.1	665.6
Interest	30.3	29.5	27.8	28.0	29.8	91.5	85.6	123.8	121.0
Interest and other expenses of Consolidated Funds	162.0	126.2	113.5	170.8	177.3	438.7	461.6	419.1	564.9
Other non-operating expenses (income)	(0.1)	(0.1)	—	(0.1)	—	(0.2)	(0.1)	0.2	(0.3)
Total Expenses	**1,848.9**	**800.7**	**808.2**	**1,179.1**	**370.1**	**3,255.4**	**2,357.4**	**3,571.7**	**4,056.1**
Net investment income (loss) of consolidated funds	2.5	33.6	6.1	46.8	123.2	(9.6)	176.1	6.9	24.0
Income (loss) before provision (benefit) for income taxes	788.8	265.4	171.0	440.6	85.8	1,128.3	697.4	(600.9)	1,393.7
Provision (benefit) for income taxes	173.1	38.1	12.4	112.5	(26.7)	264.5	98.2	(104.2)	302.6
Net income (loss)	615.7	227.3	158.6	328.1	112.5	863.8	599.2	(496.7)	1,091.1
Net income attributable to non-controlling interests in consolidated entities	20.0	16.4	28.6	8.4	111.6	54.3	148.6	111.7	70.7
Net income (loss) attributable to The Carlyle Group Inc.	**$ 595.7**	**$ 210.9**	**$ 130.0**	**$ 319.7**	**$ 0.9**	**$ 809.5**	**$ 450.6**	**$ (608.4)**	**$1,020.4**
Net income (loss) attributable to The Carlyle Group Inc. per common share									
Basic	$ 1.67	$ 0.59	$ 0.36	$ 0.89	$ 0.00	$ 2.26	$ 1.25	$ (1.68)	$ 2.85
Diluted	$ 1.63	$ 0.57	$ 0.35	$ 0.87	$ 0.00	$ 2.21	$ 1.22	$ (1.68)	$ 2.77
Weighted-average common shares (in millions)									
Basic	357.7	357.4	359.5	360.4	360.1	359.0	360.0	361.4	358.6
Diluted	364.8	370.9	366.3	367.0	376.5	367.1	369.9	361.4	368.0
Margin on income (loss) before provision (benefit) for income taxes	29.9 %	25.7 %	17.6 %	28.0 %	25.8 %	25.7 %	24.2 %	(20.3)%	25.7 %

GAAP Balance Sheet (Unaudited)

(Dollars in millions)	As of September 30, 2025			
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
ASSETS				
Cash and cash equivalents	$ 2,221.7	$ —	$ —	$ 2,221.7
Cash and cash equivalents of Consolidated Funds	—	1,037.3	—	1,037.3
Investments, including performance allocations of $6,956.3	11,436.1	—	(920.7)	10,515.4
Investments of Consolidated Funds	—	11,083.3	—	11,083.3
Due from affiliates and other receivables, net	1,038.7	3.3	(300.8)	741.2
Due from affiliates and other receivables of Consolidated Funds, net	—	259.4	—	259.4
Fixed assets, net	199.1	—	—	199.1
Lease right-of-use assets, net	340.6	—	—	340.6
Deposits and other	84.6	5.0	—	89.6
Intangible assets, net	540.0	—	—	540.0
Deferred tax assets	28.3	—	—	28.3
Total assets	**$ 15,889.1**	**$ 12,388.3**	**$ (1,221.5)**	**$ 27,055.9**
LIABILITIES & EQUITY				
Debt obligations	$ 2,984.2	$ —	$ —	$ 2,984.2
Loans payable of Consolidated Funds	—	9,487.3	(287.8)	9,199.5
Accounts payable, accrued expenses and other liabilities	433.8	—	—	433.8
Accrued compensation and benefits	5,288.4	—	—	5,288.4
Due to affiliates	209.0	5.8	—	214.8
Deferred revenue	373.0	—	—	373.0
Deferred tax liabilities	80.7	—	—	80.7
Other liabilities of Consolidated Funds	—	1,112.3	(0.1)	1,112.2
Lease liabilities	479.6	—	—	479.6
Accrued giveback obligations	44.6	—	—	44.6
Total liabilities	9,893.3	10,605.4	(287.9)	20,210.8
Total equity	5,995.8	1,782.9	(933.6)	6,845.1
Total liabilities and equity	**$ 15,889.1**	**$ 12,388.3**	**$ (1,221.5)**	**$ 27,055.9**

Notes

Dividend Policy

Our dividend policy for our common stock is an annual rate of $1.40 per share ($0.35 per common share on a quarterly basis). The declaration and payment of any dividends to holders of our common stock are subject to the discretion of our Board of Directors, which may change our dividend policy at any time or from time to time, and the terms of our amended and restated certificate of incorporation. There can be no assurance that dividends will be made as intended or at all or that any particular dividend policy will be maintained.

Non-GAAP Financial Measures

This press release contains financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in our most recent Annual Report on Form 10-K filed with the SEC.

Notes on Carlyle Consolidated GAAP Results (Page 5)

(1) Income (loss) before provision (benefit) for income taxes is the GAAP measure that is most directly comparable to Distributable Earnings, which management uses to measure the performance of the business. A full reconciliation is included starting on page 29.

(2) Margin on income (loss) before provision for income taxes is equal to Income (loss) before provision for taxes, divided by Total revenues.

(3) Net performance revenues are equal to Performance revenues less Performance revenues related compensation expense.

Note on Fee Related Earnings (Page 9)

(1) FRE Margin is calculated as Fee Related Earnings, divided by Total Segment Fee Revenues. Effective December 31, 2023, we realigned our employee compensation program, which increased the proportion of our accrued performance allocations used to compensate our employees. This led to a lower FRE compensation ratio, which is calculated as total segment cash-based compensation and benefits, divided by total segment fee revenues, and a higher realized performance revenue compensation ratio.

Notes on Performance Revenues (Page 10)

(1) We generally earn performance revenues (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital, and on which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds also include the impact of certain commitments that do not earn carried interest, but are either part of, or associated with, our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. See "Non-GAAP Financial Measures" for more information. A reconciliation of accrued performance allocations to total segment net accrued performance revenues is included on page 33.

(2) Includes the change in performance revenue accrual from positive or negative movements in portfolio valuation, incremental preferred return and fees, foreign exchange fluctuations and acquisition/divestiture activity. See "Non-GAAP Financial Measures" for more information. See page 31 for a reconciliation of performance revenues to realized net performance revenues.

Notes on Assets Under Management (Pages 11-13)

(1) Total Assets Under Management refers to the assets we manage or advise, and reflects the sum of the unrealized Fair Value of Investments and Available Capital. We also include the NGP funds, which are advised by NGP.

(2) Available Capital refers to the amount of capital commitments available to be called for investments, which may be reduced for equity invested that is funded via fund credit facility and expected to be called from investors at a later date, plus any additional assets/liabilities at the fund level other than active investments. Amounts previously called may be added back to available capital following certain distributions.

(3) Credit (Non-Carry Funds) includes our CLOs, business development companies and related managed accounts, the Carlyle Tactical Private Credit Fund, as well as securitization vehicles and various managed accounts in our Carlyle Aviation business. "Other" includes certain managed account vehicles. Total AUM for Insurance Solutions includes $6 billion related to the investment in Fortitude by Carlyle FRL and third-party strategic investors. Amounts invested in Carlyle products under the strategic advisory services agreement are included in Insurance Solutions AUM as well as in the AUM of the strategy in which they are invested.

(4) Performance Fee Eligible AUM represents the AUM of funds for which we are entitled to receive performance allocations, inclusive of the fair value of investments in those funds (which we refer to as "Performance Fee Eligible Fair Value") and their Available Capital. Performance Fee Eligible Fair Value is "Performance Fee Generating" when the associated fund has achieved the specified investment returns required under the terms of the fund's agreement and is accruing performance revenue as of the quarter-end reporting date. Funds whose performance allocations are treated as fee-related performance allocations are excluded from these metrics.

(5) The In-Carry Ratio represents Performance Fee-Generating Fair Value divided by Total Performance Fee Eligible Fair Value (as defined above).

(6) Fee-earning Assets Under Management refers to the assets we manage or advise from which we derive recurring fund management fees, and is calculated as the basis on which management fees would be called, if called on the effective reporting date. We include Fee-earning AUM on the NGP funds, which are advised by NGP.

Notes, continued

Notes on Assets Under Management (Pages 11-13) (continued)

(7) Pending Fee-earning Assets Under Management refers to commitments that have been raised and will become Fee-earning Assets Under Management upon the activation of recurring fund management fees on the commitments, or as the capital is invested, depending on the fee structure of the fund or vehicle.

(8) "Perpetual Capital" refers to the assets we manage or advise which have an indefinite term and for which there is no immediate requirement to return capital to investors upon the realization of investments made with such capital, except as required by applicable law. Perpetual Capital may be materially reduced or terminated under certain conditions, including reductions from changes in valuations and payments to investors, including through elections by investors to redeem their investments, dividend payments, and other payment obligations, as well as the termination of or failure to renew the respective investment advisory agreements. Perpetual Capital includes: (a) assets managed under the strategic advisory services agreement with Fortitude, (b) our Core Plus real estate fund, (c) our business development companies and certain other direct lending products, (d) Carlyle Tactical Private Credit Fund ("CTAC"), (e) our closed-end tender offer Carlyle AlpInvest Private Markets ("CAPM") and Carlyle AlpInvest Private Markets Secondaries ("CAPS") funds, and (f) certain other structured credit products.

Notes on Key Metrics Activity (Page 14)

(1) Inflows include the impact to our AUM of gross fundraising as well as closed reinsurance transactions at Fortitude and corporate acquisitions during the period, if any.

(2) Deployment comprises (i) Invested Capital of Carry Funds, (ii) new CLO issuances and incremental capital raised from CLO resets, and (iii) gross originations and other non-carry fund activity. This metric excludes deployment of Fortitude's general account assets covered by the strategic advisory services agreement into third party investments.

Notes on Segment Highlights (Pages 16-18)

(1) Reflects the percentage of Fair Value in our GPE carry funds attributable to investments originated in Q3 2021 or prior. Investments that include follow-on tranches are fully recognized based on the date of the initial investment activity.

(2) Insurance Solutions includes $6 billion related to the investment in Fortitude by Carlyle FRL and third-party strategic investors. Amounts invested in Carlyle products under the strategic advisory services agreement are included in Insurance Solutions AUM as well as in the AUM of the strategy in which they are invested.

(3) Includes Carlyle AlpInvest Private Markets (CAPM), Carlyle AlpInvest Private Markets Secondaries (CAPS), and Mezzanine funds.

Notes on Total AUM and Fee-earning AUM Roll Forwards (Page 22)

(1) Inflows generally reflects the impact of gross fundraising as well as closed reinsurance transactions at Fortitude and corporate acquisitions during the period, if any. For funds or vehicles denominated in foreign currencies, this reflects translation at the average quarterly rate.

(2) Outflows includes distributions net of recallable or recyclable amounts in our carry funds, related co-investment vehicles, and separately managed accounts, gross redemptions in our open-ended funds, runoff of CLO collateral balances and the expiration of available capital.

(3) Market Activity & Other generally represents realized and unrealized gains (losses) on portfolio investments in our carry funds and related co-investment vehicles, and separately managed accounts, as well as the net impact of fees, expenses and non-investment income, change in gross asset value for our business development companies, changes in the fair value of Fortitude's general account assets covered by the strategic advisory services agreement, and other changes in AUM.

(4) Foreign Exchange represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(5) Inflows represents limited partner capital raised by our carry funds or separately managed accounts for which management fees based on commitments were activated during the period, the fee-earning commitments invested in vehicles for which management fees are based on invested capital, the fee-earning collateral balance of new CLO issuances, closed reinsurance transactions at Fortitude, as well as gross subscriptions in vehicles for which management fees are based on net asset value. Inflows exclude fundraising amounts during the period for which fees have not yet been activated, which are referenced as Pending Fee-earning AUM.

(6) Outflows represents the impact of realizations from vehicles with management fees based on remaining invested capital at cost or fair value, changes in basis for funds where the investment period, weighted-average investment period or commitment fee period has expired during the period, reductions for funds that are no longer calling for management fees, gross redemptions in open-ended funds, and runoff of CLO collateral balances. Realizations for funds earning management fees based on commitments during the period do not affect Fee-earning AUM.

(7) Market Activity & Other represents realized and unrealized gains (losses) on portfolio investments in our carry funds based on the lower of cost or fair value and net asset value, activity of funds with fees based on gross asset value, and changes in the fair value of Fortitude's general account assets covered by the strategic advisory services agreement.

(8) Foreign Exchange represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Notes on Fund Performance Tables (Pages 23-26)

(1) Represents the original cost of investments since inception of the fund.

(2) Represents all realized proceeds since inception of the fund.

Notes, continued

Notes on Fund Performance Tables (Pages 23-26) (continued)

(3) Represents remaining fair value, before management fees, expenses and carried interest, and may include remaining escrow values for realized investments.

(4) Multiple of invested capital ("MOIC") represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/ Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures.

(6) Gross Internal Rate of Return ("Gross IRR") represents an annualized time-weighted return on Limited Partner invested capital, based on contributions, distributions and unrealized fair value as of the reporting date, before the impact of management fees, partnership expenses and carried interest. For fund vintages 2017 and after, Gross IRR includes the impact of interest expense related to the funding of investments on fund lines of credit. Gross IRR is calculated based on the timing of Limited Partner cash flows, which may differ to varying degrees from the timing of actual investment cash flows for the fund. Subtotal Gross IRR aggregations for multiple funds are calculated based on actual cash flow dates for each fund and represent a theoretical time-weighted return for a Limited Partner who invested sequentially in each fund.

(7) Net Internal Rate of Return ("Net IRR") represents an annualized time-weighted return on Limited Partner invested capital, based on contributions, distributions and unrealized fair value as of the reporting date, after the impact of all management fees, partnership expenses and carried interest, including current accruals. Net IRR is calculated based on the timing of Limited Partner cash flows, which may differ to varying degrees from the timing of actual investment cash flows for the fund. Fund level IRRs are based on aggregate Limited Partner cash flows, and this blended return may differ from that of individual Limited Partners. As a result, certain funds may generate accrued performance revenues with a blended Net IRR that is below the preferred return hurdle for that fund. Subtotal Net IRR aggregations for multiple funds are calculated based on actual cash flow dates for each fund and represent a theoretical time-weighted return for a Limited Partner who invested sequentially in each fund.

(8) Represents the net accrued performance revenue balance/(giveback obligation) as of the current quarter end.

(9) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(10) Aggregate includes the following funds, as well as all active co-investments, separately managed accounts (SMAs), and stand-alone investments arranged by us: MENA, CCI, CSSAF I, CPF I, CAP Growth I, CAP Growth II, CBPF II, CAGP IV, ABV 8, ABV 9, ACCD 2 and CCD-CIF.

(11) Aggregate includes the following funds, as well as related co-investments, separately managed accounts (SMAs), and certain other stand-alone investments arranged by us: CP I, CP II, CP III, CP IV, CEP I, CEP II, CAP I, CAP II, CAP III, CBPF I, CJP I, CJP II, CMG, CVP I, CVP II, CUSGF III, CGFSP I, CEVP I, CETP I, CETP II, CAVP I, CAVP II, CAGP III, CEOF I, Mexico and CSABF.

(12) For funds marked "NM," IRR may be positive or negative, but is not considered meaningful because of the limited time since initial investment and early stage of capital deployment. For funds marked "Neg," IRR is considered meaningful but is negative as of reporting period end.

(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(14) Aggregate includes the following funds, as well as all active co-investments, separately managed accounts (SMAs), and stand-alone investments arranged by us: CCR, CER I, and CER II.

(15) Aggregate includes the following funds, as well as related co-investments, separately managed accounts (SMAs), and certain other stand-alone investments arranged by us: CRP I, CRP II, CRP III, CRP IV, CRP V, CRCP I, CAREP I, CAREP II, CEREP I, CEREP II and CEREP III.

(16) Aggregate includes the following funds, as well as all active co-investments, separately managed accounts (SMAs), and stand-alone investments arranged by us: NGP GAP, NGP RP I, NGP RP II, NGP RP III, NGP ETP IV, CPOCP, and CRSEF.

(17) Aggregate includes the following funds, as well as related co-investments, separately managed accounts (SMAs), and certain other stand-alone investments arranged by us: CIP and CPP II.

(18) Represents the original cost of investments since the inception of the fund. For CSP IV, reflects amounts net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(19) Aggregate includes the following funds, as well as all active co-investments, separately managed accounts (SMAs), and stand-alone investments arranged by us: SASOF IV, SASOF V, CAPF VII, CICF, CAF, CALF, CCOF III - Unlevered, and CCOF III PSV.

(20) Aggregate includes the following funds, as well as related co-investments, separately managed accounts (SMAs), and certain other stand-alone investments arranged by us: CSP I, CSP II, CSP III, CEMOF I, CEMOF II, CSC, CMP I, CMP II, SASOF II, and CASCOF.

Notes, continued

Notes on Fund Performance Tables (Pages 23-26) (continued)

(21) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by AlpInvest. Excluded from the performance information shown are: (a) investments that were not originated by AlpInvest (i.e., AlpInvest did not make the original investment decision or recommendation); (b) Direct Investments, which was spun off from AlpInvest in 2005; (c) Carlyle AlpInvest Private Markets ("CAPM"); (d) Carlyle AlpInvest Private Markets Secondaries ("CAPS"); and (e) LP co-investment vehicles managed by AlpInvest. As of September 30, 2025, these excluded portfolios amounted to approximately $15.1 billion of AUM in the aggregate.

(22) To exclude the impact of FX, all foreign currency cash flows have been converted to the currency representing a majority of the capital committed to the relevant fund at the reporting period spot rate.

(23) Gross Internal Rate of Return ("Gross IRR") represents the annualized IRR for the period indicated on Limited Partner invested capital based on investment contributions, distributions and unrealized value of the underlying investments, before management fees, expenses and carried interest at the AlpInvest level.

(24) Includes ASF VIII - SMAs, ACF IX - SMAs, AlpInvest Atom Fund, AlpInvest Atom Fund II, all mezzanine investment portfolios, all 'clean technology' private equity investment portfolios, all strategic portfolio finance SMAs, all AlpInvest senior portfolio lending SMAs, and any state-focused investment mandate portfolios.

(25) "ASF" stands for AlpInvest Secondaries Fund, "ACF" stands for AlpInvest Co-Investment Fund, and "SMAs" are Separately Managed Accounts. "ASF - SMAs" and "ACF - SMAs" reflect the aggregated portfolios of investments held by SMAs within the relevant strategy, which invest alongside the relevant ASF or ACF (as applicable). Strategic SMAs reflect the aggregated portfolios of co-investments made by SMAs sourced from the SMA investor's own private equity fund investment portfolio. Other SMAs reflect the aggregated portfolios of investments within the relevant strategy that began making investments in the corresponding time periods. Co-Investments SMAs 2014-2016 does not include two SMAs that started in 2016 but invested a substantial majority alongside ACF VII. These two SMAs have instead been grouped with ACF VII - SMAs. An SMA may pursue multiple investment strategies and make commitments over multiple years.

(26) Net Internal Rate of Return ("Net IRR") represents the annualized IRR for the period indicated on Limited Partner invested capital based on investment contributions, distributions and unrealized value of the underlying investments, after management fees, expenses and carried interest. Fund level IRRs are based on aggregate Limited Partner cash flows, and this blended return may differ from that of individual Limited Partners. As a result, certain funds may generate accrued performance revenues with a blended Net IRR that is below the preferred return hurdle for that fund.

(27) The fund step-down date represents the contractual step-down date under the respective fund agreements for funds on which the fee basis step-down has not yet occurred. Funds without a listed Fee Initiation Date and Step-down Date have not yet initiated fees.

(28) All amounts shown represent total capital commitments as of September 30, 2025. Certain of our recent vintage funds are currently in fundraising and total capital commitments are subject to change. Committed capital for CCOF II excludes $150 million in capital committed by a CCOF II investor to a side vehicle. The CCOF III platform, which includes CCOF III - Levered, CCOF III - Unlevered, and CCOF III PSV, collectively has $5.7 billion of committed capital.

(29) Net accrued carry presented excludes net accrued carry retained as part of the sale of Metropolitan Real Estate on April 1, 2021. There was no net accrued carry balance for Metropolitan Real Estate as of September 30, 2025.

(30) Funds are included when all investments have been realized. There may be remaining fair value and net accrued carry where there are outstanding escrow balances or undistributed proceeds.

Notes on Reconciliation for Distributable Earnings per Share (Page 28)

(1) Estimated current corporate, foreign, state and local taxes represents the total U.S. GAAP Provision (benefit) for income taxes adjusted to include only the current tax provision (benefit) applied to Net income (loss) attributable to The Carlyle Group Inc. This adjustment, used to calculate Distributable Earnings, Net attributable to common stockholders, reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of Distributable Earnings, such as equity-based compensation expense, amortization of acquired intangible assets, and other charges (credits) related to corporate actions and non-recurring items that affect period-to-period comparability and are not reflective of the Company's operational performance. Management believes that using the estimated current tax provision (benefit) in this manner more accurately reflects earnings that are available to be distributed to common stockholders.

(2) Estimated DE effective tax rate is calculated as the estimated current corporate, foreign, state and local taxes divided by Distributable Earnings.

Note on Reconciliation of GAAP to Total Segment Information (Page 31)

(1) Adjustments to performance revenues and principal investment income (loss) relate to (i) unrealized performance allocations net of related compensation expense and unrealized principal investment income, which are excluded from the segment results, (ii) amounts earned from the Consolidated Funds, which were eliminated in the U.S. GAAP consolidation but were included in the segment results, (iii) amounts attributable to non-controlling interests in consolidated entities, which were excluded from the segment results, (iv) the reclassification of NGP performance revenues, which are included in principal investment income in U.S. GAAP financial statements, (v) the reclassification of fee related performance revenues, which are included in fund level fee revenues in the segment results, and (vi) the reclassification of tax expenses associated with certain foreign performance revenues. Adjustments to principal investment income (loss) also include the reclassification of earnings for the investments in NGP Management and its affiliates to the appropriate operating captions for the segment results, the exclusion of charges associated with the investment in NGP Management and its affiliates that are excluded from the segment results and the exclusion of the principal investment loss from the dilution of the indirect investment in Fortitude.